POWER OF ATTORNEY

Marvin J. Elenbaas

Know all by these presents, that the undersigned

hereby constitutes and appoints each of Jon W.

Bilstrom, Nicole V. Gersch, Jessica M. Pfeiffer,

and Robert W. Spencer, Jr., signing singly, the

undersigned's true and lawful attorney-in-fact

to:

(1) execute for and on behalf of the undersigned,

in the undersigned's capacity as an officer and/or

director of Comerica Incorporated (the "Company"),

Forms 3, 4 and 5 in accordance with Section 16(a)

of the Securities Exchange Act of 1934 and the

rules thereunder;

(2) execute for and on behalf of the undersigned,

in the undersigned's capacity as an officer and/or

director of the Company, documents necessary to

facilitate the filing of Forms 3, 4 and 5;

(3) do and perform any and all acts for and

on behalf of the undersigned which may be

necessary or desirable to complete and execute

any such Form 3, 4 or 5 and timely file such

form with the United States Securities and

Exchange Commission and any stock exchange or

similar authority; and

(4) take any other action of any type

whatsoever in connection with the foregoing

which, in the opinion of such attorney-in-fact,

may be of benefit to, in the best interest of,

or legally required by, the undersigned, it

being understood that the documents executed

by such attorney-in-fact on behalf of the

undersigned pursuant to this Power of Attorney

shall be in such form and shall contain such

terms and conditions as such attorney-in-fact

may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such

attorney-in-fact full power and authority to do

and perform any and every act and thing

whatsoever requisite, necessary, or proper to

be done in the exercise of any of the rights

and powers herein granted, as fully to all

intents and all purposes as the undersigned

might or could do if personally present, with

full power of substitution or revocation,

hereby ratifying and confirming all that such

attorney-in-fact, or such attorney-in-fact's

substitute or substitutes, shall lawfully do

or cause to be done by virtue of this power

of attorney and the rights and powers herein

granted.  The undersigned acknowledges that

the foregoing attorneys-in-fact, in serving

in such capacity at the request of the

undersigned, are not assuming, nor is the

Company assuming, any of the undersigned's

responsibilities to comply with Section 16

of the Securities Exchange Act of 1934.

The termination of any attorney-in-fact's

employment by the Company, however caused,

shall operate as a termination of his or

her powers and authorities hereunder, but

shall not affect the powers and authorities

herein granted to any other party.

This Power of Attorney shall remain in full

force and effect until the undersigned is no

longer required to file Forms 3, 4 and 5

with respect to the undersigned's holdings

of and transactions in securities issued by

the Company, unless earlier revoked by the

undersigned in a signed writing delivered to

the foregoing attorneys-in-fact at the then

current mailing address of the Corporate

Legal Department of Comerica Incorporated.

All Powers of Attorney previously granted

in connection with the foregoing matters

hereby are canceled and revoked.

IN WITNESS WHEREOF, the undersigned has

caused this Power of Attorney to be executed

and made effective as of this 25th day of

July, 2006.

/s/ Marvin J. Elenbaas

Marvin J. Elenbaas